JOINT VENTURE AGREEMENT



                                         OF



                                  VICTORIA PARTNERS


                            Dated as of December 9, 1994



                                    EXHIBIT 99.1
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                                  TABLE OF CONTENTS
                                                                       Page
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          PREAMBLE       ..............................................  1

          ARTICLE 1      THE JOINT VENTURE

               1.1       Organization..................................  1
               1.2       Name..........................................  2
               1.3       Place of Business.............................  2
               1.4       Business of the Joint Venture.................  2
               1.5       Purposes Limited..............................  2
               1.6       No Payments of Individual Obligations.........  2
               1.7       Statutory Compliance..........................  2
               1.8       Title to Property.............................  3
               1.9       Duration......................................  3
               1.10      Definitions...................................  3

          ARTICLE 2      THE VENTURERS

               2.1       Identification................................  6
               2.2       Services of Venturers.........................  6
               2.3       Reimbursement and Fees........................  7
               2.4       Transactions with Affiliates..................  7
               2.5       Liability of the Venturers; Indemnification...  7

          ARTICLE 3      CAPITAL CONTRIBUTIONS; LOANS; CAPITAL
                         ACCOUNTS

               3.1       Initial Capital Contributions.................  8
               3.2       MR Sub Additional Capital Contribution........  8
               3.3       Gold Strike Additional Capital Contributions..  9
               3.4       Acquisition of Additional Property............  9
               3.5       Failure to Make Capital Contributions......... 10
               3.6       Interests..................................... 11
               3.7       Loans by Venturers to the Joint Venture....... 11
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               3.8       Loans by Third Parties to the Joint Venture... 12
               3.9       No Further Capital Contributions.............. 13
               3.10      Capital Accounts.............................. 13
               3.11      Return of Capital............................. 13

          ARTICLE 4      PREOPENING ACTIVITIES

               4.1       Construction Financing........................ 13
               4.2       Design, Development and Construction.......... 14
               4.3       Governmental Approvals........................ 15

          ARTICLE 5      ALLOCATION OF PROFITS AND LOSSES

               5.1       Profits and Losses............................ 16
               5.2       Allocations................................... 17
               5.3       Transfers of Joint Venture Interests.......... 18

          ARTICLE 6      NON-LIQUIDATING DISTRIBUTIONS

               6.1       Distributable Cash............................ 19
               6.2       Distribution of Distributable Cash............ 19

          ARTICLE 7      ACCOUNTING AND RECORDS

               7.1       Books and Records............................. 20
               7.2       Tax Book Values............................... 20
               7.3       Reports....................................... 21
               7.4       Tax Returns................................... 22
               7.5       Tax Matters Partner........................... 22
               7.6       Fiscal Year................................... 22
               7.7       Bank Accounts................................. 22
               7.8       Tax Elections................................. 23
               7.9       Tax Withholding............................... 23
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          ARTICLE 8      CONFIDENTIALITY; INTELLECTUAL PROPERTY

               8.1       Confidential Treatment of Information......... 24
               8.2       Intellectual Property......................... 25

          ARTICLE 9      MANAGEMENT

               9.1       Management by Managing Venturer............... 25
               9.2       Exclusive Powers of the Venturers............. 27
               9.3       Replacement of Managing Venturer.............. 28
               9.4       Meetings of the Venturers; Time and Place..... 29
               9.5       Officers...................................... 29

          ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

               10.1      MR Sub........................................ 30
               10.2      Gold Strike................................... 32
               10.3      Brokers....................................... 33

          ARTICLE 11
                         TRANSFER OF INTERESTS

               11.1      Restrictions on Transfers..................... 33
               11.2      Permitted Transfers........................... 34
               11.3      Limitation on Ownership of Venturers.......... 36
               11.4      Right of First Refusal........................ 36
               11.5      Buy-Out on Default............................ 37

          ARTICLE 12     EVENTS OF DEFAULT

               12.1      Events of Default............................. 38
               12.2      Remedies upon Default......................... 40

          ARTICLE 13     DISSOLUTION AND LIQUIDATION

               13.1      Events of Dissolution......................... 40
               13.2      Venturers' Consent to Continue Business....... 41
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               13.3      Dissolution and Liquidation................... 42
               13.4      Notice of Dissolution......................... 43

          ARTICLE 14     MISCELLANEOUS PROVISIONS

               14.1      Waiver of Partition and Covenant not to Withdraw.43
               14.2      Notices....................................... 44
               14.3      Amendments.................................... 45
               14.4      Successors and Assigns........................ 45
               14.5      Time.......................................... 45
               14.6      Severability.................................. 45
               14.7      Counterparts.................................. 45
               14.8      Attorneys' Fees............................... 45
               14.9      Entire Agreement.............................. 46
               14.10     Further Assurances............................ 46
               14.11     Headings ..................................... 46
               14.12     Exhibits ..................................... 46
               14.13     Approvals and Consen.......................... 46
               14.14     Estoppels .................................... 46
               14.15     Compliance with Laws.......................... 46
               14.16     Remedies Cumulative........................... 47
               14.17     Waiver........................................ 47
               14.18     Gaming Licensing Matters...................... 47
               14.19     Liquidated Damages............................ 47
               14.20     Roll-up of MR Sub Interest.................... 48
               14.21     Transportation System......................... 48
               14.22     Vehicular Access.............................. 48
               14.23     Off-Site Improvements......................... 49
               14.24     The Mirage Golf Club.......................... 49
               14.25     Recreational Lake............................. 49

          SIGNATURES     .............................................. 49
          EXHIBIT A      Map of Property
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                                         iv

                               JOINT VENTURE AGREEMENT

                                         OF

                                  VICTORIA PARTNERS

          This Joint Venture Agreement (the "Agreement") is made as of December 9, 1994 by and between MRGS Corp. ("MR Sub"), a Nevada corporation controlled by Mirage Resorts, Incorporated, a Nevada corporation (MRI"), and Gold Strike L.V. ("Gold Strike"), a Nevada general partnership (MR Sub and Gold Strike are hereinafter referred to individually as a "Venturer" and collectively as the "Venturers").

                                      PREAMBLE

          WHEREAS, the Venturers desire to form a joint venture for the purpose of acquiring certain unimproved real property comprising approximately 43.652 acres located in Clark County, Nevada and indicated as "Lot 2" on Exhibit A hereto (the "Property") and designing, developing, constructing, owning and operating a budget-class hotel-casino and related facilities (the "Facility") on the Property.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises set forth, the parties agree as follows:

                                      ARTICLE 1

                                  THE JOINT VENTURE

               Section 1.1 Organization. The Venturers hereby form and establish a joint venture (the "Joint Venture") under and pursuant to, and which shall continue to constitute a joint venture for purposes of, the provisions of this Agreement and the Nevada Uniform Partnership Act (the "Act") as of the date first above written, upon the terms and conditions set forth in this Agreement.

               Section 1.2 Name. The name of the Joint Venture shall be Victoria Partners and all business of the Joint Venture shall be conducted solely in such name.

               Section 1.3    Place of Business.   The principal office  of
          the Joint Venture shall be located at such place within Clark County, Nevada as may be approved by the Venturers.

               Section 1.4 Business of the Joint Venture. The business of the Joint Venture is to acquire and own the Property and to design, develop, construct, finance, own and operate the Facility on the Property. In furtherance of its business, the Joint Venture shall have and may exercise all the powers now or hereafter conferred by the laws of the State of Nevada on partnerships formed under the laws of that State, and may do any and all things related or incidental to its business as fully as natural persons might or could do under the laws of that State.

               Section 1.5 Purposes Limited. The Joint Venture shall be a joint venture only for the purposes specified in Section 1.4. Except as otherwise provided in this Agreement, the Joint Venture shall not engage in any other activity or business and neither Venturer shall have any authority to hold itself out as an agent of the other Venturer in any other business or activity.

               Section 1.6 No Payments of Individual Obligations. The Venturers shall use the Joint Venture's credit and assets solely for the benefit of the Joint Venture. No asset of the Joint Venture shall be transferred or encumbered for or in payment of any individual obligation of a Venturer.

               Section 1.7 Statutory Compliance. The Joint Venture shall exist under and be governed by, and this Agreement shall be construed and enforced in accordance with, the laws of the State of Nevada. The Venturers shall make all filings and disclosures required by, and shall otherwise comply with, all such laws. The Venturers shall execute, file and record in the appropriate records any assumed or fictitious name certificate required by law to be filed or recorded in connection with the formation of the Joint Venture and shall execute, file and record such other documents and instruments as may be necessary or appropriate with respect to the formation of, and conduct of business by, the Joint Venture.

               Section 1.8 Title to Property. All property, whether real or personal, tangible or intangible, owned by the Joint Venture shall be owned in the name of the Joint Venture and no Venturer shall have any ownership interest in such property in its individual name or right and each Venturer's interest in the Joint Venturer shall be personal property for all purposes.

               Section 1.9 Duration. The Joint Venture shall commence on the date first above written and shall continue until dissolved and liquidated pursuant to law or any provision of this Agreement.

               Section 1.10   Definitions.  As used in this Agreement:

                         (a) "Acceptance Notice" has the meaning set forth in Section 11.4 hereof.

                         (b)  "Accountants" has  the meaning  set forth  in
               Section 7.3 hereof.

                         (c)  "Act" has the  meaning set  forth in  Section
               1.1 hereof.

                         (d) "Affiliate" means a person which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified; provided, however, that a Venturer, as such, shall not be deemed to be an Affiliate of the other Venturer.

                         (e) "Applicable Ratio" has the meaning set forth in Section 3.5 hereof.

                         (f) "Appraisal Notice" has the meaning set forth in Section 11.5 hereof.

                         (g) "Appraised Value" has the meaning set forth in Section 11.5 hereof.

                         (h) "Capital Account" has the meaning set forth in Section 3.10 hereof.

                         (i)  "Code" has the meaning  set forth in  Section
               5.1 hereof.

                         (j) "Construction Financing" means debt financing, which may be unsecured or collateralized by a lien on the Property and the Facility or any portion thereof (including purchase money financing collateralized by furniture, furnishings, fixtures, machinery or equipment), to be obtained by the Joint Venture from one or more commercial banks or other lenders (including vendors or the Venturers) for the purpose of funding Project Costs and which, except as otherwise provided in Section 4.1 hereof, is non-recourse to the owners and other Affiliates of each Venturer and does not require the owners or other Affiliates of any Venturer to provide a personal guaranty.

                         (k) "Construction Period" has the meaning set forth in Section 4.1 hereof.

                         (l) "Cumulative Excess Contributions" has the meaning set forth in Section 3.5 hereof.

                         (m) "Defaulting Venturer" has the meaning set forth in Section 12.1 hereof.

                         (n) "Disqualification Notice" has the meaning set forth in Section 11.4 hereof.

                         (o) "Distributable Cash" has the meaning set forth in Section 6.1 hereof.

                         (p) "Event of Bankruptcy" has the meaning set forth in Section 12.1 hereof.

                         (q) "Event of Default" has the meaning set forth in Section 12.1 hereof.

                         (r) "Facility" means a new budget-class hotel-casino and related restaurant, entertainment, retail and other facilities and amenities, containing not less than 2,500 nor more than 3,000 guest rooms, to be designed, developed and constructed by the Joint Venture on the Property, including all furniture, furnishings, machinery, equipment and other tangible personal property located therein and used in connection therewith.

                         (s) "Gold Strike" means Gold Strike L.V., a Nevada general partnership.

                         (t) "Initiating Venturer" has the meaning set forth in Section 11.4 hereof.

                         (u)  "Interest"  has  the  meaning  set  forth  in
               Section 3.6 hereof.

                         (v)  "Losses" has the meaning set forth in Section
               5.1 hereof.

                         (w) "Managing Venturer" means Gold Strike until such time, if any, as MR Sub becomes the Managing Venturer pursuant to Section 9.3 hereof, and thereafter means MR Sub.

                         (x) "MRI" means Mirage Resorts, Incorporated, a Nevada corporation.

                         (y)  "MR  Sub"   means   MRGS  Corp.,   a   Nevada
               corporation.

                         (z) "Nevada Gaming Authorities" means, collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming Licensing Board, or any governmental agency of the State of Nevada or its political subdivisions which succeeds to the functions of such agencies.

                         (aa) "Non-Managing Venturer"  means MR  Sub  until
               such time, if any, as MR Sub becomes the Managing Venturer pursuant to Section 9.3 hereof, and thereafter means Gold Strike.

                         (bb) "Offering Notice" has  the meaning set  forth
               in Section 11.4 hereof.

                         (cc) "Profits"  has  the  meaning  set  forth   in
               Section 5.1 hereof.

                         (dd) "Project Cost" means all costs of  designing,
               developing, constructing, equipping and opening the Facility paid or accrued prior to the end of the Construction Period, including all direct costs related thereto such as labor, materials, supplies, furniture, furnishings, fixtures, machinery, equipment, construction management, architectural, engineering and design fees, site work, utility installation and hook-up fees, construction permits, certificates and bonds, preopening expenses, gaming tax deposits, license fees, initial gaming bankroll and interest and fees on the Construction Financing, but excluding the value of the Property and the cost of acquiring any additional property pursuant to Section 3.4 hereof.

                         (ee) "Property" has the meaning  set forth in  the
               Preamble to this Agreement.

                         (ff) "Responding Venturer"  has  the  meaning  set
               forth in Section 11.4 hereof.

                         (gg) "Transfer"  has  the  meaning  set  forth  in
               Section 11.1 hereof.

                         (hh) "Venturer"    and       "Venturers"    means,
               individually or collectively, as applicable, the parties named as such in the initial paragraph of this Agreement or any successor to either party by Transfer expressly permitted by this Agreement.

                                      ARTICLE 2

                                    THE VENTURERS

               Section 2.1 Identification. MR Sub and Gold Strike shall be the Venturers of the Joint Venture. No other person may become a Venturer except pursuant to a Transfer specifically permitted under and effected in compliance with this Agreement.

               Section 2.2 Services of Venturers. During the existence of the Joint Venture, the Venturers shall be required to devote only such time and effort to Joint Venture business as may be necessary to promote adequately the interests of the Joint
          Venture and the mutual interests of the Venturers, it being specifically understood and agreed that the Venturers shall not be required to devote full time to Joint Venture business and, except as provided in Section 3.4 hereof, each Venturer and its Affiliates may at any time and from time to time engage in and possess interests in other business ventures of every type and description, independently or with others, whether or not such ventures relate to or compete with the Facility; and neither the Joint Venture nor the other Venturer shall by virtue of this Agreement have any right, title or interest in or to such independent ventures or to the income or profits derived therefrom.

               Section 2.3 Reimbursement and Fees. Unless expressly permitted in this Agreement or approved by each of the Venturers, none of the Venturers nor any Affiliate thereof shall be paid any compensation for its services to the Joint Venture or be reimbursed for out-of-pocket, overhead or general administrative expenses.

               Section 2.4 Transactions with Affiliates. Unless expressly permitted by this Agreement or approved by each of the Venturers, the Joint Venture shall not employ or retain, or enter into any transaction or contract with, any Venturer or any officer, employee or Affiliate of any Venturer, except for such compensation and upon such other terms and conditions as are no less favorable to the Joint Venture than those that could be obtained at the time from an unrelated party.

               Section 2.5 Liability of the Venturers; Indemnification. No Venturer shall be liable for damages or otherwise to the Joint Venture or the other Venturer for any act or omission performed or omitted by it in good faith on behalf of the Joint Venture and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Joint Venture if it shall not have been guilty of gross negligence, bad faith or willful misconduct with respect to such acts or omissions. Each Venturer shall be indemnified by the Joint Venture from and against any and all claims, losses, damages and liabilities, including reasonable attorneys' fees which shall be reimbursed as incurred, arising out of or relating to any act or failure to act performed or omitted by it within the scope of the authority conferred upon it by this Agreement; provided, however, that such indemnity shall be payable only if such Venturer acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Joint Venture and the Venturers. Any indemnity under this Section 2.5 shall be paid from, and shall be limited to the extent of, Joint Venture assets, and no Venturer shall have any personal liability on account thereof.

                                      ARTICLE 3

                   CAPITAL CONTRIBUTIONS; LOANS; CAPITAL ACCOUNTS

               Section 3.1 Initial Capital Contributions. On the date of this Agreement, each Venturer shall contribute or cause to be contributed to the Joint Venture, as its initial capital contribution, (i) cash in the amount of $1,000 and (ii) its 50% undivided interest in and to that certain option to purchase the property known as the Desert Rose Motel in Las Vegas, Nevada. As of the date of this Agreement, the initial capital contributions represent the total capital of the Joint Venture.

               Section 3.2 MR Sub Additional Capital Contribution. On the latest date practicable prior to the first draw on the Construction Financing, and concurrently with the additional capital contribution to the Joint Venture by Gold Strike pursuant to the first sentence of Section 3.3, MR Sub shall, as an additional capital contribution, transfer and convey, or cause to be transferred and conveyed, to the Joint Venture by Grant, Bargain and Sale Deed fee title to the Property, free and clear of all monetary liens and encumbrances and all other liens and encumbrances which would materially adversely affect the Joint Venture's intended use of the Property, other than such liens and encumbrances as are reflected on the preliminary title report dated as of October 18, 1994 issued by Nevada Title Company (No. 94-10-1362 RMG) which has been previously reviewed and approved by the Managing Venturer. Such transfer and conveyance shall not include any water rights appurtenant to the Property, nor any of the existing wells, pumps, motors and related facilities located on the Property, all of which shall be retained and reserved by MR Sub or its Affiliates. MR Sub or its Affiliates shall also retain and reserve a perpetual easement over the Property to operate and maintain such wells, pumps, motors and related facilities, to transport water from such wells over the Property to adjacent property owned by an Affiliate of MR Sub and to operate and maintain such transportation facilities. The Venturers shall cooperate with each other with respect to the location of such easement, taking into account the intended location of the Facility on the Property.

               At the time of the transfer and conveyance of the Property to the Joint Venture, MR Sub shall also grant, or cause to be granted, to the Joint Venture a perpetual non-exclusive easement over the approximately 56-foot-wide roadway consisting of the indicated portion of "Lot 1" on Exhibit A hereto for purposes of access to the Property from Tropicana Avenue.

               The parties agree that the fair market value of the Property is at least $30,000,000 as of the date of this Agreement. At the time of the transfer and conveyance of the Property to the Joint Venture, the parties shall agree as to the fair market value at that time, which shall not be less than $30,000,000.

               All real property transfer taxes and other costs and expenses of transferring and conveying the Property to the Joint Venture shall be borne by MR Sub.

               Notwithstanding the foregoing, if MR Sub, in the exercise of its best efforts, is unable to transfer and convey the Property to the Joint Venture by March 31, 1995 free of any governmental requirement that MR Sub's Affiliate dedicate a portion of its adjacent property for the purpose of the proposed Harmon Avenue extension, or any similarly onerous governmental requirement, the Joint Venture shall be dissolved as provided in Article 13 hereof.

               Section 3.3    Gold Strike Additional Capital Contributions.
           Concurrently with the transfer and conveyance of the Property to the Joint Venture by MR Sub pursuant to Section 3.2, Gold Strike shall make an additional capital contribution of $30,000,000 to the Joint Venture. From time to time thereafter, Gold Strike shall make additional capital contributions of cash to the Joint Venture in an aggregate amount equal to the difference between
          (i) the Project Cost and (ii) the sum of (A) the net proceeds from the Construction Financing and (B) the $30,000,000 contributed pursuant to the first sentence of this Section 3.3. The additional capital contributions referred to in the immediately preceding sentence shall be made at such time or times required by the provider of the Construction Financing or at the time or times as the Managing Venturer reasonably determines necessary to coincide with the funding of the Project Cost.

               Section 3.4 Acquisition of Additional Property. The Joint Venture may attempt to acquire additional property fronting on Las Vegas Boulevard South adjacent to the Property in order to expand the frontage of the Property on Las Vegas Boulevard South in a southerly direction. The purchase price and other terms of any such acquisition shall be subject to the approval of each Venturer. The acquisition cost of any other additional property shall be funded by equal additional capital contributions by each of the Venturers on or prior to the acquisition date. If any such additional property is acquired by the Joint Venture and the Joint Venture is thereafter dissolved and liquidated, MR Sub shall have the option, exercisable for a period of 90 days following liquidation of the Joint Venture, to purchase any or all of such additional property for cash at a purchase price equal to the Joint Venture's acquisition cost of such additional property.

               Section 3.5 Failure to Make Capital Contributions. If a Venturer defaults in its obligation to make capital contributions required by this Article 3, the other Venturer shall have and may exercise all remedies available pursuant to this Agreement, at law or in equity. In addition, if a Venturer defaults in its obligation to make capital contributions in cash required by this

          Article 3, the other Venturer may, but shall not be required to, contribute to the Joint Venture all or a portion of such amount. If such other Venturer contributes any amount to the Joint Venture pursuant to this Section 3.5, immediately following such contribution the Interest of the contributing Venturer in the Joint Venture shall be increased and the Interest of the defaulting Venturer in the Joint Venture shall be decreased. The resulting Interest of the contributing Venturer shall be the number of percentage points (rounded to the nearest one-hundredth of a percentage point) determined in accordance with the following formula: (i) determine the percentage equivalent of a fraction, the numerator of which shall be the aggregate capital contributions made to the Joint Venture by the contributing Venturer pursuant to this Agreement, and the denominator of which shall be the aggregate capital contributions made to the Joint Venture by all Venturers pursuant to this Agreement, (ii) subtract 50 percentage points, (iii) multiply the result of (i) and (ii) by the Applicable Ratio (as hereinafter defined) (rounded to the nearest one-hundredth of a percentage point) and
          (iv) add 50  percentage points  to the  result of  (i), (ii)  and
          (iii). For purposes of the immediately preceding sentence, the value of the Property contributed by MR Sub pursuant to Section
          3.2 shall at all times be deemed to be equal to the aggregate amount of all cash capital contributions made by Gold Strike pursuant to Section 3.3 (or made by MR Sub hereunder following a default by Gold Strike pursuant to Section 3.3). The resulting Interest of the defaulting Venturer shall be the number of percentage points equal to 100 minus the resulting Interest of the contributing Venturer as determined above.

               As used in this Section 3.5: (i) to the extent that the cash contributed by the contributing Venturer pursuant to this
          Section 3.5 in response to such default, together with all cash previously contributed by the contributing Venturer pursuant to this Section 3.5 in response to prior defaults (collectively, the "Cumulative Excess Contributions"), is less than $30,000,000, the Applicable Ratio shall be 1.20; (ii) with respect to that portion of the Cumulative Excess Contributions that is between $30,000,000 and $39,999,999, the Applicable Ratio shall be 1.30;
          (iii) with respect to that portion of the Cumulative Excess Contributions that is between $40,000,000 and $49,999,999, the Applicable Ratio shall be 1.40; and (iv) with respect to that portion of the Cumulative Excess Contributions that is $50,000,000 or more, the Applicable Ratio shall be 1.50.

               By way of illustration, assume that (i) MR Sub and Gold Strike each has a 50% Interest, (ii) MR Sub has previously
          contributed  the  Property   and  Gold   Strike  has   previously
          contributed $30,000,000 pursuant to Sections 3.2 and 3.3, respectively and (iii) Gold Strike is required to contribute an additional $35,000,000 pursuant to Section 3.3. If Gold Strike fails to contribute such amount, and MR Sub elects to contribute such $35,000,000 pursuant to this Section 3.5, the resulting Interest of MR Sub following such contribution would be 82.57%, determined as follows:

          $30,000,000 plus $35,000,000  plus $35,000,000 [MR  Sub cash  and
          Property contributions]
          _________________________________________________________________

          $65,000,000   plus   $65,000,000   [total   cash   and   Property
          contributions]

          equals 76.92%, minus 50% equals  26.92%, multiplied by 1.21  [the
          blended  Applicable  Ratio  applicable  to  $35,000,000]   equals
          32.57%, plus 50% equals 82.57%.

          Accordingly, the resulting Interest of Gold Strike would be 17.43% .

               Section 3.6    Interests.      The   respective   percentage
          interest (the "Interest") of the Venturers in the Joint Venture shall initially be as follows:

                         MR Sub - 50%
                         Gold Strike - 50%

               Section 3.7 Loans by Venturers to the Joint Venture. If the Managing Venturer reasonably determines that the Joint
          Venture's existing funds (giving effect to funds available pursuant to existing third-party financing and amounts required to be contributed to the Joint Venture by Gold Strike pursuant to
          Section 3.3) are insufficient to meet the Joint Venture's costs, expenses, obligations and liabilities, the Managing Venturer shall offer to each Venturer the opportunity to advance funds to the Joint Venture in proportion to its respective Interest. No Venturer shall be required to advance funds to the Joint Venture. To the extent either Venturer does not elect to advance to the Joint Venture the amount of required funds in proportion to its Interest, the other Venturer may, but shall not be required to, advance the balance of the required funds to the Joint Venture. All amounts so advanced shall take the form of an unsecured loan and shall bear interest at a floating rate equal to the Joint Venture's weighted average cost of borrowed funds (or, if the Joint Venture then has no borrowed funds, the published prime rate charged from time to time by Bank of America NT & SA). Such loans shall be repayable on demand but solely out of property or assets of the Joint Venture, in accordance with the provisions of
          Section 6.2(a) and Article 13 hereof, and no Venturer shall have any personal liability on account thereof, nor shall there be any recourse to such Venturer's assets. To the extent required by the terms of the Construction Financing or such other third-party financing obtained by the Joint Venture, repayment of such loans shall be subordinated to the prior repayment of the Construction Financing or other third-party financing. Without the approval of each Venturer, the aggregate principal amount of indebtedness incurred pursuant to this Section 3.7 outstanding at any time shall not exceed $10,000,000. The provisions of this Section 3.7 are solely and exclusively for the benefit of the Venturers, may only be enforced by the Venturers and shall not inure to the benefit of, or be enforceable by, any third party, including without limitation any creditor of the Joint Venture.

               Section 3.8 Loans by Third Parties to the Joint Venture. To the extent the Venturers fail to advance to the Joint Venture the amount of funds required by the Joint Venture as determined in accordance with Section 3.7, the Managing Venturer shall use its best efforts to cause the Joint Venture to borrow the balance of the required funds from a commercial bank or other lender which is not an Affiliate of any Venturer on the most favorable terms available to the Joint Venture. Without the approval of each Venturer, such third-party borrowings shall not (i) exceed $1,000,000 in outstanding principal amount or (ii) be secured by any property or assets of the Joint Venture.

               Section 3.9 No Further Capital Contributions. The Venturers shall not be required to contribute additional capital or lend any funds to the Joint Venture, except as expressly provided in this Article 3.

               Section 3.10 Capital Accounts. Each Venturer shall have a single capital account (the "Capital Account") that shall be (i) increased by (a) the sum of the cash and the fair market value of any property contributed by such Venturer, (b) such Venturer's distributive share of Joint Venture Profits and (c) the amount of any Joint Venture liabilities assumed by such Venturer or secured by any Joint Venture property distributed to such Venturer and
          (ii) decreased by (a) the sum of the cash and the fair market value of property distributed to such Venturer, (b) such Venturer's distributive share of Joint Venture Losses and (c) the amount of liabilities of such Venturer assumed by the Joint Venture or that are secured by property contributed by such Venturer to the Joint Venture. No Venturer shall be entitled to receive or shall be paid interest on his contributions to the capital of the Joint Venture or on his Capital Account balance. This Section 3.10 is intended to comply with the requirements of Treasury Regulation S 1.704-1(b) regarding the maintenance of capital accounts and shall be interpreted and applied in a manner consistent with that provision.

               Section 3.11 Return of Capital. Except as specifically provided herein, no Venturer may withdraw capital from the Joint Venture. To the extent any cash which any Venturer is entitled to receive pursuant to any provision of this Agreement would constitute a return of capital, each of the Venturers consents to the withdrawal of such capital. If any capital is, or is to be, returned to a Venturer, the Venturer shall not have the right to receive property other than cash, except as otherwise expressly provided in this Agreement.

                                      ARTICLE 4

                                PREOPENING ACTIVITIES

               Section 4.1    Construction Financing.   Upon  execution  of
          this Agreement, the Managing Venturer, in consultation and cooperation with the Non-Managing Venturer, shall use its best efforts to obtain as promptly as practicable after the date of this Agreement committed Construction Financing on the most favorable terms available to the Joint Venture. The Managing Venturer shall have the responsibility and authority for the negotiation, structuring and documentation of the Construction Financing. Without the approval of each Venturer, the outstanding principal amount of the Construction Financing at any date shall not exceed 82.4% of the Project Cost incurred through such date; provided, however, that if the weighted average interest rate accrued on such indebtedness during the period beginning on the day on which the first draw on such indebtedness is made and ending on the day before the day on which the Facility opens to the general public (the "Construction Period") exceeds 8% per annum, the outstanding principal amount of
          Construction Financing at any  date shall not  exceed the sum  of
          (i) 82.4% of  the Project Cost  incurred through  such date  plus
          (ii) 100% of the difference between (A) the interest accrued on such indebtedness during the Construction Period and (B) the interest which would have accrued on such indebtedness during the Construction Period if such weighted average interest rate had been 8% per annum. In any event, without the approval of each Venturer, the aggregate principal amount of Construction Financing and all other Joint Venture indebtedness outstanding at any time shall not exceed $210,000,000. The interest rate and other terms of any such indebtedness shall be approved by each Venturer, such approval not to be unreasonably withheld or delayed. If non-recourse debt financing is not available to the Joint Venture on terms reasonably acceptable to the Venturers, the Venturers will cooperate in good faith to agree on alternative construction financing and to seek such alternative construction financing (and in such event such alternative construction financing shall constitute "Construction Financing" as such term is used in this Agreement). In the event that Construction Financing in the principal amount of at least $175,000,000 has not been committed by December 31, 1994, either Venturer may elect to dissolve the Joint Venture as provided in
          Article 13 hereof.

               Section 4.2 Design, Development and Construction. Except as provided in Section 9.2 hereof, the Managing Venturer shall have the responsibility and authority for supervising the design, development and construction of the Facility. The Managing Venturer shall prepare or cause to be prepared as promptly as practicable after the date of this Agreement all necessary preliminary plans and architectural, engineering, design and construction drawings and other construction documents for the

          Facility and shall engage on behalf of the Joint Venture reputable and qualified contractors, architects, engineers, designers and other professionals for the design, development and construction of the Facility. The Managing Venturer shall keep the other Venturer fully advised on a regular basis with respect to all aspects of the design, development and construction of the Facility. Without the consent of each Venturer, construction of the Facility shall not commence until the closing of the Construction Financing, and shall commence as soon as practicable thereafter. If construction of the Facility has not commenced by May 31, 1995, either Venturer may, by written notice to the other Venturer delivered by June 30, 1995, elect to dissolve the Joint Venture as provided in Article 13 hereof, in which event, prior to any distribution of assets to the Venturers, Gold Strike shall pay MR Sub, from Gold Strike's funds and not from the assets of the Joint Venture, a termination fee of $2,000,000, unless such delay in the commencement of construction is attributable to factors beyond Gold Strike's reasonable control, including, without limitation, the inability of the Joint Venture to obtain Construction Financing as provided in Section 4.1 or the inability or failure of MR Sub or its Affiliates to obtain any requisite governmental license, approval or permit (but which factors shall not include any lack of financial resources that prevents Gold Strike from contributing all amounts required by
          Section 3.3 hereof).

               In the event that construction of the Facility has commenced but construction of the Facility is not completed and the Facility is not open to the public by December 31, 1996, unless such delay is attributable to events of force majeure or other factors beyond Gold Strike's reasonable control (but which factors shall not include any lack of financial resources that prevents Gold Strike from contributing all amounts required by
          Section 3.3 hereof), MR Sub may, at its option, by written notice to Gold Strike delivered by January 31, 1997, (i) elect to become the Managing Venturer pursuant to Section 9.3 hereof, (ii) elect to dissolve the Joint Venture as provided in Article 13 hereof, in which event, prior to any distribution of assets to the Venturers, Gold Strike shall pay MR Sub, from Gold Strike's funds and not from the assets of the Joint Venture, a termination fee of $2,000,000 or (iii) elect to purchase Gold Strike's entire Interest for cash in an amount equal to Gold Strike's Capital Account balance, which purchase right may be assigned in whole or in part to any person, including any Affiliate of MR Sub.

               Section 4.3 Governmental Approvals. The Managing Venturer shall have the responsibility and authority for preparing, filing and processing all applications to obtain all governmental licenses, approvals, permits, and entitlements on behalf of the Joint Venture necessary or appropriate for the design, development, construction, ownership and operation of the Facility, including without limitation building and environmental permits and licenses and approvals issued by the Nevada Gaming Authorities, the costs of which shall be borne by the Joint Venture. The Venturers shall cooperate with each other and furnish all documents and other information necessary in order to obtain such licenses, approvals, permits and entitlements.

                                      ARTICLE 5

                          ALLOCATION OF PROFITS AND LOSSES

               Section 5.1 Profits and Losses. The terms "Profits" and "Losses" shall mean, for each fiscal year, an amount equal to the Joint Venture's federal taxable income or loss for such period determined in accordance with Section 703(a) of the Internal Revenue Code of 1986, as amended (the "Code"), but disregarding
          Section  703(a)(1)   of  the   Code,  and   with  the   following
          adjustments:

                         (a) income exempt from federal income tax shall be added to such taxable income or loss;

                         (b) expenditures not deductible in computing the Joint Venture's taxable income and that are not properly chargeable as capital expenditures shall be subtracted from such taxable income or loss;

                         (c) in the event that the tax book value of any Joint Venture asset is adjusted pursuant to Section 7.2(a) or (b) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset in computing Profits and Losses;

                         (d) gain or loss from any disposition of a Joint Venture asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the tax book value and not the adjusted federal income tax basis of the asset disposed of; and

                         (e) if the tax book value of a Joint Venture asset has been adjusted pursuant to Section 7.2 hereof, in lieu of federal income tax depreciation, tax book depreciation (which shall be in the same ratio to tax book value at the beginning of the taxable period as federal income tax depreciation is to adjusted federal income tax basis at the beginning of such period) shall be taken into account in computing Profits and Losses.

               Section 5.2 Allocations. Profits or Losses, including without limitation all items of income, gain, profit, loss, cost, expense, deduction or credit earned or incurred by the Joint Venture, shall be allocated and credited to the Venturers, and reflected in the Capital Accounts of the Venturers, in accordance with each Venturer's Interest. Notwithstanding the foregoing, the following items shall be specially allocated in the following manner:

                         (a) Solely for the purpose of federal, state and local taxes, and without affecting or in any way being taken into account in computing a Venturer's Capital Account or share of Profits, Losses or other items or distributions pursuant to any provision of this Agreement:

                                   (i)  items of  income,  gain,  loss  and
                         deduction with respect to any property contributed to the Joint Venture by any Venturer shall be allocated among the Venturers in accordance with
                         Section 704(c) of the Code so as to take account of any variation between the adjusted basis of the property to the Joint Venture and the fair market value of the property (as determined by the Venturers) at the time of the contribution; and

                                   (ii) in  the  event  that  the  tax book
                         value of a Joint Venture asset is adjusted pursuant to Section 7.2(a) hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any difference between the adjusted basis of such asset for federal income tax purposes and its book value in the same manner as under
                         Section  704(c) of  the Code.

                         (b) To the extent the adjusted federal income tax basis of a Joint Venture asset is adjusted pursuant to
               Section 734(b) or 743(b) of the Code, and such adjustment is required by Treasury Regulation S 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be allocated to the Venturers in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Treasury Regulation.

                         (c) Except as provided in Treasury Regulation S 1.704-2(f)(2), (3) and (4) (pertaining to conversion or repayment of nonrecourse liabilities), in the event there is a net decrease in partnership minimum gain (within the meaning of Treasury Regulation S 1.704-2(d)) for a taxable year of the Joint Venture, each Venturer must be allocated items of partnership income and gain for that year equal to that Venturer's share of the net decrease in partnership minimum gain (within the meaning of Treasury Regulation S 1.704-2(g)(2)). Allocations made pursuant to this Section 5.2(c) shall consist of gains recognized from the disposition of Joint Venture property subject to one or more nonrecourse liabilities of the Joint Venture and then, if necessary, shall consist of a pro rata portion of the Joint Venture's other items of income and gain for that taxable year.

                         (d) Items of loss or deductions attributable to a nonrecourse liability to a Venturer incurred pursuant to
               Section 3.7 hereof or to a nonrecourse liability with respect to which a Venturer bears the economic risk of loss (within the meaning of Treasury Regulation S 1.752-2) shall be allocated to such Venturer.

                         (e) If the additional capital contributions of Gold Strike pursuant to Section 3.3 hereof exceed the fair market value of the Property as agreed by the Venturers pursuant to Section 3.2 hereof, upon liquidation of the Joint Venture in accordance with Article 13 hereof, MR Sub shall be allocated items of income and gain, including gross income if necessary, equal to the excess of such additional capital contributions over such fair market value.

               Section 5.3 Transfers of Joint Venture Interests. If any Interest in the Joint Venture is Transferred in accordance with
          Section 11.2(a) hereof, all items of Profits or Losses, including without limitation all items of Profits or Losses, including without limitation all items of income, gain, profit, loss, deduction, cost, expense or credit and all other items of the Joint Venture with respect to the Interest so Transferred, shall be allocated between the transferor and the transferee in accordance with Section 706 of the Code using such conventions as may be selected by the Venturers.

                                      ARTICLE 6

                            NON-LIQUIDATING DISTRIBUTIONS

               Section 6.1    Distributable Cash.  The term  "Distributable
          Cash" with respect to any period shall mean an amount equal to the total cash revenues and receipts of the Joint Venture from any source (including capital contributions, loans and refinancings) for such period, less the sum of (i) all operating expenses paid or incurred by the Joint Venture, including current principal and interest payments on the Construction Financing and other Joint Venture indebtedness, but excluding any distributions pursuant to Section 6.2, (ii) all capital expenditures made by the Joint Venture and (iii) the amount of any increase during such period in, or amounts established during such period for, reasonable reserves for anticipated costs, expenses, liabilities and obligations of the Joint Venture, working capital needs of the Joint Venture or other appropriate Joint Venture purposes, as reasonably determined by the Managing Venturer in consultation with the other Venturer.

               Section 6.2 Distribution of Distributable Cash. Subject to any applicable covenants contained in the documentation governing the Construction Financing or any other agreements to which the Joint Venture is a party, commencing with the fiscal quarter during which the Facility opens to the public, Distributable Cash for each fiscal quarter shall be distributed within 45 days after the end of each such quarter, in the following order of priority:

                         (a) first, to the Venturers to repay amounts, if any, lent by them to the Joint Venture pursuant to Section
               3.7 hereof, any such payments to be made on a pro rata basis according to the then outstanding balances of such loans, with such payments applied first against accrued interest; and

                         (b) the balance, if any, to the Venturers, pro rata in accordance with their respective Interests.

                                      ARTICLE 7

                               ACCOUNTING AND RECORDS

               Section 7.1 Books and Records. The Joint Venture shall keep at its principal office separate books of account for the Joint Venture which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Joint Venture business in accordance with generally accepted accounting principles consistently applied.

               Each Venturer shall, at its sole expense, have the right, at any time without notice to the other, to examine, copy and audit the Joint Venture's books and records during normal business hours.

               Section 7.2 Tax Book Values. The tax book value of any Joint Venture asset shall be such asset's adjusted basis for federal income tax purposes, except as follows:

                         (a) The tax book value of Joint Venture assets shall be adjusted to equal their respective gross fair market values, as determined by the Venturers, as of the following times:

                              (i) upon the acquisition of an additional Interest in the Joint Venture by any new or existing Venturer in exchange for more than a de minimis capital contribution; and

                              (ii) upon  the  liquidation   of  the   Joint
                         Venture within the meaning of Treasury Regulation S 1.704-1(b)(2)(ii)(g).

                         (b) The tax book value of a Joint Venture asset that is distributed to any Venturer shall be the fair market value of such asset at the time of distribution, as determined by the Venturers.

                         (c)  The tax book  value of  Joint Venture  assets
               shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or 743(b) of the Code, but only to the extent such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation S 1.704-1(b)(2)(iv)(m).

                         (d) If the tax book value of a Joint Venture asset has been adjusted pursuant to this Section 7.2, such tax book value shall thereafter be adjusted by the amount of tax book depreciation taken into account with respect to such asset for the purpose of determining Profits and Losses.

               Section 7.3    Reports.

                         (a) The Managing Venturer shall cause to be prepared and distributed to each Venturer the following reports as promptly as practicable, but in any event within
                75 days  after the  end of each  fiscal year  of the  Joint
               Venture:

                              (i) a  balance sheet  as of  the end  of  the
                         fiscal year and statements of income, Venturers' equity and cash flows for the year then ended, each of which shall be audited by a firm of independent certified public accountants (the "Accountants") selected by the Venturers in accordance with Section 9.2(m) hereof;

                              (ii) a general description of the  activities
                         of the Joint Venture during the period covered by the report; and

                              (iii) a report of  any material contracts  or
                         transactions between the Joint Venture and the Venturers or any of their Affiliates, including fees or compensation paid by the Joint Venture and the products supplied and services performed by the Venturers or any such Affiliate for such fees or compensation.

                         (b) As promptly as practicable, but in any event within 30 days after the end of each of the first three quarters of each fiscal year, the Managing Venturer shall cause to be prepared and distributed to each Venturer a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but which shall be certified by the chief financial officer of the Joint Venture as fairly presenting the financial position and results of operations of the Joint Venture during the period covered by the report and as having been prepared in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the Joint Venture's audited financial statements. The report shall also contain a description of any material event regarding the business of the Joint Venture during the period covered by the report.

                         (c)  As promptly as practicable, but in any  event
               within 75 days after the end of each fiscal year, the Managing Venturer shall cause to be prepared and distributed to each Venturer all information necessary for the preparation of such Venturer's federal income tax returns, including a statement showing such Venturer's share of income, gains, losses, deductions and credits for such year for federal income tax purposes and the amount of any distributions made to or for the account of such Venturer pursuant to this Agreement.

               Section 7.4 Tax Returns. The Managing Venturer, at the expense of the Joint Venture, shall cause the Accountants to prepare all income and other tax returns, on an accrual basis, of the Joint Venture and cause the same to be filed in a timely manner. The Managing Venturer shall furnish to each Venturer a copy of each such return as soon as it has been filed, together with any schedules or other information which each Venturer may require in connection with such Venturer's own tax affairs. Each of the Venturers shall, in its respective income tax return and other statements filed with the Internal Revenue Service or other taxing authority, report taxable income in accordance with the provisions of this Agreement.

               Section 7.5 Tax Matters Partner. The Managing Venturer is hereby designated as the "Tax Matters Partner" of the Joint Venture as defined in Section 6231 of the Code and, to the extent authorized or permitted under applicable law, the Managing Venturer shall represent the Joint Venture in connection with all examinations of Joint Venture affairs by taxing authorities, including, without limitation, resulting administrative and judicial proceedings.

               Section 7.6 Fiscal Year. The fiscal year of the Joint Venture shall be the calendar year. As used in this Agreement, a fiscal year shall include any partial fiscal year at the beginning or end of the term of the Joint Venture.

               Section 7.7 Bank Accounts. The Managing Venturer shall be responsible for causing one or more accounts to be maintained in one or more banks, which accounts shall be used for the payment of expenses incurred in connection with the business of the Joint Venture, and in which shall be deposited any and all cash receipts. All such amounts shall be and remain the property of the Joint Venture and shall be received, held and disbursed by the Joint Venture for the purposes specified in this Agreement. There shall not be deposited in any of such accounts any funds other than funds belonging to the Joint Venture, and no other funds shall be commingled with such funds.

               Section 7.8    Tax Elections.

                         (a) At the request of any Venturer, the Managing Venturer, on behalf of the Joint Venture, shall elect to adjust the basis of the assets of the Joint Venture for federal income tax purposes in accordance with Section 754 of the Code in the event of a distribution of Joint Venture property as described in Section 734 of the Code or a transfer by any Venturer of its Interest in the Joint Venture as described in Section 743 of the Code.

                         (b) The Managing Venturer, on behalf of the Joint Venture, shall from time to time make such other tax elections as it deems necessary or desirable to carry out the business of the Joint Venture or the purposes of this Agreement.

               Section 7.9 Tax Withholding. Except as otherwise provided in this Section 7.9, if the Joint Venture incurs an obligation to withhold taxes with respect to any Venturer, any amount withheld or paid as withholding taxes by the Joint Venture with respect to such Venturer shall be treated for all purposes of this Agreement as if it had been distributed to such Venturer. The Venturers may make such elections with respect to such withholding obligations, including without limitation an election pursuant to Section 1446 of the Code, as they reasonably determine. If the withholding obligation exceeds the amount that would have been distributed to such Venturer determined without regard to the provisions of this Section 7.9, such excess amount shall be treated for all purposes of this Agreement as if it had been transferred to such Venturer by the Joint Venture as an interest-free loan. If the Joint Venture incurs any liability as a result of a failure to withhold with respect to any Venturer, such liability will be borne by such Venturer and charged to such Venturer's Capital Account. Amounts treated as loaned to any Venturer pursuant to this Section 7.9 shall be repaid by such Venturer to the Joint Venture as promptly as practicable. The Joint Venture shall offset such amounts against any amounts that would otherwise be distributed to such Venturer.

                                      ARTICLE 8

                       CONFIDENTIALITY; INTELLECTUAL PROPERTY

               Section 8.1 Confidential Treatment of Information. Each of the Venturers agrees, and shall cause each of its Affiliates
          (i) not to disclose any information concerning the Joint Venture or its business to the press or the general public without the approval of the other Venturer, such approval not to be unreasonably withheld or delayed and (ii) to retain in strict confidence any proprietary confidential information and trade secrets of the other Venturer, whether disclosed prior to or after the date hereof, and not to use or disclose to persons other than the Venturer or its Affiliates ("third parties"), and to use its best efforts to cause its employees, agents and consultants not to use or disclose to third parties, such proprietary confidential information or trade secrets without the approval of the other Venturer, unless in either case it can be established by the disclosing party that such information:

                         (a) at the time of disclosure is part of the public domain and readily accessible to the public or such third party;

                         (b) at the time of disclosure is already known by the receiving party otherwise than pursuant to a breach of an obligation of confidentiality;

                         (c) is required by applicable law, regulation or court order to be disclosed; or

                         (d) is required by any vendor, supplier or consultant in order to carry out the business of the Joint Venture, provided that the disclosing Venturer shall obtain the written agreement and obligation of such third party, in a form reasonably satisfactory to the other Venturer, prior to disclosing such information, that all of the provisions of this Article 8 shall apply with equal effect to such third party. The Joint Venture shall be a third-party beneficiary of any such written agreement.

               Section 8.2    Intellectual Property.    Neither  the  Joint
          Venture, nor Gold Strike or its Affiliates, shall have the right to use any trademark, service mark, trade name, logo, copyright or other intellectual property owned by MRI or any of its Affiliates in connection with the Facility or the business of the Joint Venture. The Managing Venturer, on behalf and at the expense of the Joint Venture, shall prepare, file and prosecute all applications which it reasonably deems necessary or appropriate to protect and preserve any intellectual property acquired or developed by the Joint Venture. Following the dissolution and liquidation of the Joint Venture as provided in
          Article 13 hereof, each Venturer shall be entitled to retain, as its sole and separate property, the respective intellectual property, including design and development plans and elements, that such Venturer or its Affiliates contributed to the design and development of the Facility.

                                      ARTICLE 9

                                     MANAGEMENT

               Section 9.1    Management by Managing Venturer.  Subject  to
          Section 9.3 hereof, Gold Strike shall be and hereby is appointed the Managing Venturer of the Joint Venture and shall serve in such capacity without fee or other compensation.

               Except as otherwise provided in this Agreement, the Managing Venturer shall have, and hereby assumes, sole responsibility and authority for the prudent day-to-day management and operation of the Joint Venture and the Facility, and in furtherance thereof may exercise the following specific rights and powers without approval of the other Venturer:

                         (a) oversee and manage the day-to-day operations of the Facility, the Joint Venture business and such other activities as are customary in connection with such operations;

                         (b) except as otherwise provided in Section 9.2, direct and oversee the architectural, engineering, design, construction, legal and other work necessary for the design, development, construction, completion, financing, opening, operation and improvement of the Facility and other Joint Venture business;

                         (c) prepare appropriate budgets and construction schedules for the development, construction, opening, repair, improvement and operation of the Facility and other Joint Venture property;

                         (d) except as otherwise provided in Section 9.2, negotiate with and enter into contracts for the design, development, construction, completion, opening, operation and improvement of the Facility, and supervise all such work;

                         (e)  implement  decisions  made  by  all  of   the
               Venturers;

                         (f) use its best efforts to operate, on behalf of and for the sole benefit of the Joint Venture, the Facility and such other business and activities as are customary in connection with such operation;

                         (g)  preserve,  maintain   and  distribute   Joint
               Venture funds in accordance with the provisions of this Agreement;

                         (h)  contract on behalf of  the Joint Venture  for
               the   services   of   independent   contractors,   including
               attorneys, accountants and financial advisers;

                         (i) establish, maintain and supervise the deposit of funds and securities of the Joint Venture with federally insured banking institutions; and the Managing Venturer is authorized to sign on behalf of the Joint Venture on all accounts with such banking institutions;

                         (j)  acquire by purchase, lease or otherwise  such
               personal property as may be necessary, convenient or incidental to the accomplishment of the purposes of the Joint Venture;

                         (k)  procure on behalf of  the Joint Venture  such
               general liability, casualty, comprehensive, workers' compensation, fidelity, errors and omissions, business interruption and other insurance as is adequate to protect the Joint Venture; and

                         (l) execute on behalf of the Joint Venture any and all agreements, documents, certificates and instruments necessary or convenient in connection with the management and operation of the Facility or in connection with managing the affairs of the Joint Venture.

               Section 9.2 Exclusive Powers of the Venturers. In addition to those matters which, pursuant to other provisions of this Agreement, require approval of each Venturer, the following matters shall require the approval of each Venturer:

                         (a)  except  as   otherwise   provided   in   this
               Agreement, the admission of an additional Venturer;

                         (b) the design, development and construction of the exterior of the Facility, including landscaping, signage and entrances to the Facility;

                         (c) except as otherwise provided in this Agreement, the construction, extension or attachment of any transportation system between the Facility and any other hotel or casino;

                         (d) the acquisition of any real property in addition to the Property;

                         (e) any transaction which is unrelated to the purposes of the Joint Venture or makes it unlawful or impossible to carry out the purposes of the Joint Venture;

                         (f)  except  with  respect  to  the   Construction
               Financing or as otherwise provided in this Agreement, the incurrence of any indebtedness;

                         (g) the refinancing or early retirement of any Joint Venture indebtedness;

                         (h) except in connection with the Construction Financing, the sale or hypothecation of all or any significant part of the property or assets of the Joint Venture, other than in the ordinary course of business;

                         (i) capital improvements which in the aggregate exceed $500,000 and are not included in the original construction budget;

                         (j) except as otherwise provided in Article 11 hereof, the Transfer of all or any portion of a Venturer's Interest in the Joint Venture;

                         (k) the compromise of any claim owned by the Joint Venture in excess of $500,000 or submission to arbitration of any dispute or controversy involving the Joint Venture, other than in the ordinary course of business;

                         (l) the cancellation or lapse of any material insurance policy, which approval shall not be unreasonably withheld or delayed;

                         (m) the selection and retention of independent certified public accountants to audit the Joint Venture's financial statements and prepare its tax returns;

                         (n) the establishment of hotel room rates for the Facility;

                         (o) any expenditure by the Joint Venture in excess of $50,000 other than in the ordinary course of business; and

                         (p) except as otherwise provided in this Agreement, the dissolution of the Joint Venture, or a merger, consolidation or recapitalization involving the Joint Venture.

               Any matter which requires the approval of each Venturer may be approved by an instrument signed by an authorized representative of each Venturer. The initial authorized representatives of Gold Strike shall be Michael Ensign, William Richardson, Glenn Schaeffer and David Belding, and the initial authorized representatives of MR Sub shall be Stephen A. Wynn, Daniel R. Lee, Bruce A. Levin and Henry M. Applegate III. Either Venturer may designate different or additional authorized representatives by written notice to the other.

               Section 9.3    Replacement of Managing Venturer.

                         (a)  Except  as   otherwise   provided   in   this
               Agreement, the Managing Venturer may only be changed with the approval of each Venturer. In the event that (i) the Joint Venture is in default with respect to any of its debt obligations, whether or not any period to cure such default has expired, (ii) an Event of Default on the part of Gold Strike has occurred and is continuing under this Agreement,
               (iii) Gold Strike ceases for any reason to own at least a 25% Interest in the Joint Venture or (iv) for any reason none of Michael Ensign, William Richardson or Glenn Schaeffer is serving as the chief executive officer of the Joint Venture, MR Sub may, during the continuation of any such event, elect by written notice delivered to Gold Strike to become the Managing Venturer, and MR Sub shall thereupon become the Managing Venturer and Gold Strike shall become the Non-Managing Venturer. Upon the occurrence of any of the events specified in Section 13.1(g) hereof with respect to the Managing Venturer, if the business of the Joint Venture is continued, the remaining Venturer shall become the Managing Venturer.

                         (b) The Managing Venturer shall not have the right to resign as Managing Venturer, and any such resignation shall constitute an Event of Default under this Agreement which shall entitle the other Venturer to exercise all rights and remedies available under this Agreement, at law or in equity.

               Section 9.4 Meetings of the Venturers; Time and Place. The Venturers shall meet with each other on a periodic basis, at least quarterly. At such meetings, the Managing Venturer's representatives shall report on the performance and condition of the Joint Venture, give progress reports on negotiation of the Construction Financing, capital projects including construction of the Facility, material contracts entered into, material litigation and other matters material to the operation of the Joint Venture. Meetings shall be held at such time and place within Clark County, Nevada as the Managing Venturer shall determine or by telephone, provided that each Venturer's representatives may simultaneously participate and hear each other Venturer's representatives. The Venturers may take action without a meeting if the action taken is reduced to writing (either prior to or thereafter) and signed on behalf of each Venturer. Any Venturer may call for a meeting of the Venturers at any time by giving at least 48 hours' prior written notice to the other Venturer.

               Section 9.5 Officers. The Managing Venturer shall appoint the chief executive officer and other principal officers of the Joint Venture, who shall serve at the direction and pleasure of the Managing Venturer. The chief executive officer and the other principal officers shall perform those functions of the Managing Venturer and such other duties and responsibilities as the Managing Venturer may assign to them. No officer of the Joint Venture who does not devote substantially full time to the Joint Venture shall receive any salary or other compensation from the Joint Venture. Each officer of the Joint Venture shall be indemnified by the Joint Venture from and against any and all claims, losses, damages and liabilities, including reasonable attorneys' fees which shall be reimbursed as incurred, arising out of or relating to any act or failure to act performed or omitted by him; provided, however, that such indemnity shall be payable only if such officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Joint Venture and the Venturers. Any indemnity under this Section 9.5 shall be paid from, and shall be limited to the extent of, Joint Venture assets, and no Venturer shall have any personal liability on account thereof. Each officer of the Joint Venture shall be fully protected with respect to any action or omission taken or omitted by him in good faith if such action or omission is taken or omitted in reliance upon and in accordance with the opinion or advice of competent legal counsel, accountants, financial advisers or other professionals as to matters within their professional competence.

                                     ARTICLE 10

                           REPRESENTATIONS AND WARRANTIES

               Section 10.1   MR  Sub.   MR  Sub   hereby  represents   and
          warrants, which representations and warranties shall survive the execution of this Agreement, that:

                         (a) MR Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to enter into and carry out the terms of this Agreement;

                         (b) all of the outstanding capital stock of MR Sub is owned directly or indirectly by MRI;

                         (c) all corporate action required to be taken by MR Sub to enter into and carry out the terms of this Agreement has been taken and no further approval of any governmental agency, court or other body is necessary in order to permit MR Sub to enter into and carry out the terms of this Agreement;

                         (d) this Agreement has been duly executed and delivered by MR Sub and constitutes the legal, valid and binding obligation of MR Sub, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, equitable principles and judicial discretion);

                         (e)  to the  best of  its knowledge,  neither  the
               execution and delivery of this Agreement, nor the performance of its obligations hereunder, has resulted or will result in any violation of, or constitute a default under, the charter or bylaws of MR Sub or any indenture, trust agreement, mortgage or other agreement or any permit, judgment, decree or order to which MR Sub is a party or by which it is bound, and there is no default and no event or omission has occurred which, with the passage of time or the giving of notice or both, would constitute a default on the part of MR Sub under this Agreement;

                         (f) to the best of its knowledge, there is no action, proceeding or investigation, pending or threatened, which questions the validity or enforceability of this Agreement as to MR Sub;

                         (g) no representation, warranty or covenant of MR Sub in this Agreement, or in any document or certificate furnished or to be furnished to Gold Strike pursuant hereto, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading; all such representations, warranties or statements of MR Sub are based, to the best of MR Sub's knowledge, upon accurate and complete information as of the time of their making, and there have been, to the best of MR Sub's knowledge, no material changes in such information subsequent thereto; and

                         (h) MR Sub has no reason to believe that it or its Affiliates will not receive any gaming license, approval or permit necessary for the consummation of the transactions contemplated by this Agreement.

               Section 10.2 Gold Strike. Gold Strike hereby represents and warrants, which representations and warranties shall survive the execution of this Agreement, that:

                         (a)  Gold Strike  is  a general  partnership  duly
               organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite partnership power and authority to enter into and carry out the terms of this Agreement;

                         (b)  at least  75%  of the  capital,  profits  and
               voting interests in Gold Strike are owned in the aggregate directly or indirectly by Michael Ensign, William Richardson, Glenn Schaeffer, David Belding and Peter Simon;

                         (c) all partnership action required to be taken by Gold Strike to enter into and carry out the terms of this Agreement has been taken and no further approval of any governmental agency, court or other body is necessary in order to permit Gold Strike to consummate this Agreement;

                         (d) this Agreement has been duly executed and delivered by Gold Strike and constitutes the legal, valid and binding obligation of Gold Strike, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, equitable principles and judicial discretion);

                         (e)  to the  best of  its knowledge,  neither  the
               execution and delivery of this Agreement, nor the performance of its obligations hereunder, has resulted or will result in any violation of, or constitute a default under, the partnership agreement of Gold Strike or any indenture, trust agreement, mortgage or other agreement or any permit, judgment, decree or order to which Gold Strike is a party or by which it is bound, and there is no default and no event or omission has occurred which, with the passage of time or the giving of notice or both, would constitute a default on the part of Gold Strike under this Agreement;

                         (f) to the best of its knowledge, there is no action, proceeding or investigation, pending or threatened, which questions the validity or enforceability of this Agreement as to Gold Strike;

                         (g) No representation, warranty or covenant of Gold Strike in this Agreement, or in any document or certificate furnished or to be furnished to MR Sub pursuant hereto, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading; all such representations, warranties or statements of Gold Strike are based, to the best of Gold Strike's knowledge, upon accurate and complete information as of the time of their making, and there have been, to the best of Gold Strike's knowledge, no material changes in such information subsequent thereto; and

                         (h) Gold Strike has no reason to believe that it or its Affiliates will not receive any gaming license, approval or permit necessary for the consummation of the transactions contemplated by this Agreement.

               Section 10.3 Brokers. The parties each represent to the other that they have not retained any broker, finder or agent in connection with the transactions contemplated hereby or the negotiation thereof. Each party shall indemnify and hold the other party harmless from and against all losses, claims, damages and liabilities, including reasonable attorneys' fees, arising out of or relating to any claim of brokerage or other commissions relative to this Agreement or the transactions contemplated hereby insofar as any such claim arises by reason of services alleged to have been rendered to or at the request of the indemnifying party.

                                     ARTICLE 11

                                TRANSFER OF INTERESTS

               Section 11.1 Restrictions on Transfers. Except as otherwise expressly provided in this Agreement, no Venturer shall, without the approval of each of the Venturers, sell, transfer, assign, pledge, encumber or otherwise dispose of (each a "Transfer") all or any portion of its Interest in the Joint Venture or any rights therein. Any purported Transfer in violation of the preceding sentence shall be null and void and of no force or effect. Each Venturer acknowledges the reasonableness of the restrictions on Transfers imposed by this Agreement in view of the Joint Venture purposes and the relationship of the Venturers. The Venturers acknowledge and agree that they are relying on the experience, reputation and financial condition of each other in entering into this Agreement, that the nature of the relationship between the Venturers is personal and that the amount of damages that would be sustained by the Venturers in the event of a breach of the restrictions on Transfers imposed by this Agreement would not be readily ascertainable. Accordingly, upon any breach of this
          Article 11 by any Venturer, the other Venturer (in addition to all rights and remedies it may have under this Agreement, at law or in equity) shall be entitled to a decree or order from a court of competent jurisdiction specifically enforcing the restrictions on Transfers contained herein. Each Venturer further agrees to hold the Joint Venture and the other Venturer (and its successors and assigns) harmless from and against any and all costs, liabilities and damages (including, without limitation, liabilities for income taxes and costs of enforcing this indemnity) incurred by any of such indemnified parties as a result of a Transfer or purported Transfer in violation of this Agreement.

               Section 11.2   Permitted Transfers.

                         (a) A Venturer shall be entitled to make the following Transfers (each a "Permitted Transfer") without the approval of the other Venturer: (i) a pledge or encumbrance of its Interest in favor of one or more commercial banks or other institutional lenders to secure a loan provided by such lender(s) to such Venturer or its Affiliates, provided that a foreclosure upon such pledge or encumbrance shall not be a Permitted Transfer; (ii) a Transfer to an Affiliate of such Venturer, subject to the provisions of Section 11.3; (iii) a Transfer to MR Sub or Gold Strike; (iv) a Transfer pursuant to the right of first refusal provisions of Section 11.4; or (v) a Transfer by Gold Strike to a corporation or other business entity in exchange for voting securities of such entity in connection with an initial public equity offering by such entity, or a merger or consolidation of Gold Strike with or into, or Transfer by Gold Strike to, a publicly traded corporation or other business entity in exchange for voting securities of such entity, provided that immediately following such public offering, merger, consolidation or Transfer and at all times thereafter Gold Strike or its existing equity owners have control of the management of the Joint Venture.

                         (b) Except with respect to Permitted Transfers described in clause (ii), (iii), (iv) or (v) of Section 11.2(a), a transferee of an Interest in the Joint Venture shall be admitted as a Venturer only upon the agreement of each Venturer. The rights of a Transferee who is not admitted as a Venturer shall be limited to the right to receive allocations and distributions from the Joint Venture with respect to the Interest transferred, as provided in this Agreement. A transferee that is not admitted as a Venturer shall not be a Venturer with respect to such Interest and, without limiting the foregoing, shall not have the right to inspect the Joint Venture's books or assets, grant or withhold approvals, act for or bind the Joint Venture or otherwise participate in its operations.

                         (c) The Venturers intend that a Permitted Transfer shall not cause the dissolution of the Joint Venture under the Act; however, if a court of competent jurisdiction determines that a dissolution has occurred, the Venturers shall continue to hold the Joint Venture's assets and operate its business in joint venture form pursuant to this Agreement as if no such dissolution had occurred.

                         (d)  In the  event of  a Permitted  Transfer,  the
               Venturer making the Transfer shall notify the other Venturer of the Transfer and shall furnish the Joint Venture with the transferee's taxpayer identification number and sufficient information to determine the transferee's Interest and tax basis in the Joint Venture and any other information reasonably necessary to permit the Joint Venture to file all required tax returns. All Transfers shall be by instrument in form and substance reasonably satisfactory to counsel for the Joint Venture and shall contain an agreement of the transferee to accept the Transfer and to accept and adopt all of the applicable provisions of this Agreement. The Venturer making a Permitted Transfer shall execute, acknowledge and deliver all such documents and instruments, in form and substance reasonably satisfactory to counsel for the Joint Venture, as may be necessary or desirable to effectuate such Transfer, and shall pay all costs and expenses incurred by the Joint Venture in connection with such Transfer.

                         (e) Notwithstanding anything to the contrary in this Agreement, no Venturer shall be permitted to Transfer its Interest or any portion thereof to the extent such Transfer would be in violation of applicable law (including securities laws) or would cause a default under any agreement to which the Joint Venture is a party or by which it is bound.

               Section 11.3   Limitation on Ownership of Venturers.

                         (a) Unless otherwise agreed by Gold Strike, MR Sub shall at all times be controlled directly or indirectly by MRI.

                         (b) Except as otherwise agreed by MR Sub, at least 75% of the capital, profits and voting interests in Gold Strike (and in any Affiliate that is a transferee of Gold Strike's Interest pursuant to Section 11.2(a)(ii)) shall at all times be owned in the aggregate directly or indirectly by Michael Ensign, William Richardson, Glenn Schaeffer, David Belding and Peter Simon. Nothing contained herein shall prohibit or limit Gold Strike's ability to become a publicly traded entity, or to be owned by a publicly traded entity, in accordance with and subject to the provisions of Section 11.2(a)(v).

               Section 11.4   Right of First Refusal.

                         (a) Commencing on the first anniversary of the opening of the Facility to the public, either Venturer shall have the right to Transfer all or any part of its Interest in the Joint Venture to a person who is not an Affiliate of any Venturer in consideration for cash and/or a promissory note, provided that (i) the Joint Venture is not in default under the terms of the Construction Financing, (ii) the Venturer wishing to Transfer its Interest (the "Initiating Venturer") is not in default under any of the provisions of this Agreement and (iii) the Initiating Venturer first offers the Interest (or portion thereof) to the other Venturer as provided in this Section 11.4.

                         (b)  Prior  to  becoming   legally  obligated   to
               Transfer its Interest or any portion thereof (the "Relevant Interest") to a person who is not an Affiliate of any
               Venturer (the "Third Party"), the Initiating Venturer shall deliver written notice (the "Offering Notice") to the other Venturer (the "Responding Venturer") offering to Transfer the Relevant Interest to the Responding Venturer on the same terms and for the same price as the Initiating Venturer proposes to Transfer to the Third Party. The Offering Notice shall specify the name of the Third Party, the Relevant Interest proposed to be Transferred and the material terms on which the Transfer is to be consummated, including without limitation the Transfer price, terms of payment and the time and place of the closing. The
               Responding Venturer shall thereupon have the right and option to purchase from the Initiating Venturer all (but not less than all) of the Relevant Interest at the purchase price set forth in the Offering Notice by delivering written notice (the "Acceptance Notice") to the Initiating Venturer within 30 days after delivery of the Offering Notice. If the Responding Venturer delivers the Acceptance Notice, it shall be legally obligated to purchase the
               Relevant Interest on the same terms as specified in the Offering Notice at a closing to be held as specified in the Offering Notice (but in no event earlier than 60 days after delivery of the Offering Notice) or such other time as may
               be directed  by  the  Nevada Gaming  Authorities.    At  the
               closing, the Initiating Venturer shall deliver to the Responding Venturer good title to the Relevant Interest, free and clear of any liens, claims or other encumbrances.

               If the Responding Venturer does not elect to purchase the Relevant Interest, it may, within the 30-day period referred to above, deliver to the Initiating Venturer written notice (the "Disapproval Notice") stating that it does not elect to purchase the Relevant Interest and that it disapproves of the proposed Transfer to the Third Party. In the event that the Responding Venturer delivers the Disapproval Notice within such 30-day period, and the Disapproval Notice sets forth the existence of specific facts which reasonably demonstrate that the Third Party would not be suitable as a Venturer due to its background, reputation or lack of financial capability, the Initiating Venturer may not consummate the proposed Transfer. If the Responding Venturer does not deliver the Acceptance Notice or the Disapproval Notice within the 30-day period referred to above, or if the Disapproval Notice does not satisfy the requirements of the immediately preceding sentence, the Initiating Venturer may, within 90 days after the expiration of such 30-day period, consummate the proposed Transfer to the Third Party on the terms set forth in the Offering Notice or on substantially similar terms. If the Initiating Venturer does not consummate the proposed Transfer within such 90-day period, the proposed Transfer may not be effected unless the Initiating Venturer again complies with the provisions of this Section 11.4.

               Section 11.5 Buy-Out on Default. At any time during the continuance of an Event of Default under this Agreement, the non-defaulting Venturer, without limiting any other rights or remedies it may have under this Agreement, at law or in equity, may, upon written notice (the "Appraisal Notice") delivered to the Defaulting Venturer, elect to purchase all (but not less than all) of the Interest of the Defaulting Venturer for cash in an amount equal to 80% of the Appraised Value of the Defaulting Venturer's Interest. The "Appraised Value" shall be an amount equal to the Defaulting Venturer's Interest multiplied by the fair market value of the Joint Venture, which shall represent the amount that a single purchaser unrelated to any Venturer would reasonably be expected to pay for the Joint Venture business and assets as a going concern, subject to all existing indebtedness, liens and encumbrances, in a single cash purchase, taking into account the current condition, use and net income of the Facility. If the Venturers are unable to mutually agree upon the Appraised Value within 30 days after delivery of the Appraisal Notice, each Venturer shall select a reputable MAI appraiser to determine the Appraised Value. The two appraisers shall furnish the Venturers with their written appraisals within 45 days of their selection, setting forth their determinations of the
          Appraised Value as of the date of the Appraisal Notice. If the higher of such appraisals does not exceed the lower of such appraisals by more than 10%, the Appraised Value shall be the average of the two appraisals. If the higher of such appraisals exceeds the lower of such appraisals by more than 10%, the two appraisers shall, within 20 days, mutually select a third reputable MAI appraiser. The third appraiser shall furnish the Venturers with its written appraisal within 45 days of its selection, and the Appraised Value shall be the average of the three appraisals. The cost of the appraisals shall be borne equally by the Defaulting Venturer and the non-defaulting Venturer. The determination of the Appraised Value in accordance with this Section 11.5 shall constitute a final and non-appealable arbitration. The closing of the purchase and sale of the Interest of the Defaulting Venturer pursuant to this Section
          11.5 shall occur not later than 90 days after determination of the Appraised Value, or such other time as may be directed by the Nevada Gaming Authorities. At the closing, the Defaulting Venturer shall deliver to the non-defaulting Venturer good title to its Interest, free and clear of any liens, claims or other encumbrances.

                                     ARTICLE 12

                                  EVENTS OF DEFAULT

               Section 12.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder on the part of the Venturer to which such event relates (the "Defaulting Venturer") if within 30 days following delivery to the Defaulting Venturer of written notice of such default by the other Venturer, or within 10 days if the default is due solely to the non-payment of monies, whichever is applicable, the Defaulting Venturer fails to pay such monies or, in the case of non-monetary defaults, fails to commence substantial efforts to cure such default or thereafter fails within a reasonable time to prosecute to completion with diligence the curing of such default; provided, however, that the occurrence of any of the events described in Section 12.1(a) or
          (b) shall constitute an Event of Default immediately upon such occurrence without any requirement of notice or the passage of time except as specifically set forth therein:

                         (a) the violation by a Venturer of any of the restrictions set forth in Article 11 of this Agreement upon the right of such Venturer to Transfer its Interest;

                         (b)  (i)  the   institution  by   a  Venturer   of
               proceedings under any federal or state law for the relief of debtors wherein such Venturer is seeking relief as debtor,
               (ii) a general assignment by a Venturer for the benefit of creditors, (iii) the institution by a Venturer of a proceeding for relief under the Federal Bankruptcy Code,
               (iv) the institution against a Venturer of a proceeding under the Federal Bankruptcy Code, which proceeding is not dismissed, stayed or discharged within 60 days after the filing thereof or, if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceeding, (v) the admission by a Venturer in writing of its inability to pay its debts as they mature or (vi) the attachment, execution or other judicial seizure of all or any substantial part of a Venturer's Interest which remains undismissed or undischarged for a period of 15 days after the levy thereof, if such attachment, execution or other judicial seizure would reasonably be expected to have a material adverse effect upon the performance by such Venturer of its obligations under this Agreement; provided, however, that any such attachment, execution or seizure shall not constitute an Event of Default if such Venturer posts a bond sufficient to fully satisfy the amount of such claim or judgment within 15 days after the levy thereof and the Venturer's Interest is thereby released from the lien of such attachment (each an "Event of Bankruptcy");

                         (c) any material breach by a Venturer of its representations and warranties pursuant to Article 10 hereof or any material default in performance of, or failure to comply with, any other agreement, obligation or undertaking of a Venturer contained in this Agreement;

                         (d) causing or permitting an event of default under the Construction Financing or any other third-party indebtedness incurred by the Joint Venture;

                         (e) the issuance of a final order or directive of a governmental agency of any jurisdiction, including the Nevada Gaming Authorities, disqualifying a Venturer from holding any license, approval or permit required for the business of the Joint Venture, or directing that the other Venturer or any of its Affiliates terminate its relationship with such Venturer; and

                         (f) the failure or inability of a Venturer or its direct or indirect owners to obtain any license, approval or permit required for the business of the Joint Venture or any other event involving a Venturer which results in the Joint Venture or such Venturer becoming unable to conduct a gaming business.

               Section 12.2 Remedies upon Default. Upon the occurrence of any Event of Default, the non-defaulting Venturer shall have the right, without limitation, to exercise any and all rights and remedies set forth in this Agreement or as may be available at law or in equity against the Defaulting Venturer.

                                     ARTICLE 13

                             DISSOLUTION AND LIQUIDATION

               Section 13.1   Events of  Dissolution.   The  Joint  Venture
          shall dissolve upon the occurrence of any of the following events:

                         (a) the sale or other disposition (including, without limitation, taking by eminent domain) of all or substantially all of the assets of the Joint Venture and the collection of the proceeds thereof;

                         (b)  the approval of each of the Venturers;

                         (c)  at  the   election  of   the   non-defaulting
               Venturer, the occurrence of an Event of Default by a Defaulting Venturer;

                         (d)  December 31, 2064;

                         (e)  the election of  either Venturer pursuant  to
               Section 4.1 hereof, or  the election of  MR Sub pursuant  to
               Section 4.2 hereof;

                         (f) the final and non-appealable rejection of the Joint Venture's application for a gaming license for the Facility or, after issuance, the final and non-appealable revocation of such license;

                         (g) the death, withdrawal, bankruptcy or dissolution of a Venturer, or the occurrence of any event that terminates a Venturer's continued interest in the Joint Venture or causes a Transfer of such interest by operation of law, unless within 90 days after such event one or more new Venturers is admitted pursuant to Section 11.2 or 13.2 hereof;

                         (h) the occurrence of the event specified in the last sentence of Section 3.2 hereof; or

                         (i) the occurrence of any other event that makes it unlawful or impossible to carry on the business of the Joint Venture.

               Section 13.2 Venturers' Consent to Continue Business. Upon the occurrence of an event described in Section 13.1 which may cause the dissolution of the Joint Venture, or subsequent discovery of the occurrence of such an event, the Managing Venturer shall immediately notify each of the remaining Venturers of the occurrence of the event, and each of the remaining
          Venturers shall notify the Managing Venturer whether or not it consents to continue the business of the Joint Venture. If all of the remaining Venturers consent to continue the Joint

          Venture's business, and there are at least two remaining Venturers, the Joint Venture shall not be dissolved and the remaining Venturers shall continue the Joint Venture's business. If there is only one remaining Venturer and it consents to continue the Joint Venture's business, such Venturer shall have the absolute right, notwithstanding any contrary provision of this Agreement, to Transfer a portion of its Interest to a transferee (who may be an Affiliate of such Venturer) and to unilaterally admit such transferee as a new Venturer in the Joint Venture, so that such two Venturers may continue the Joint Venture's business.

               Section 13.3 Dissolution and Liquidation. Upon the occurrence of an event of dissolution described in Section 13.1, if the business of the Joint Venture is not continued by the remaining Venturers pursuant to Section 13.2, the Joint Venture shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Venturers and no Venturer shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up the Joint Venture's business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations set forth in this Agreement shall continue in effect until such time as the Joint Venture's assets have been distributed pursuant to this Section 13.3 and the Joint Venture has been liquidated. The Managing Venturer shall be responsible for overseeing the winding up and liquidation of the Joint Venture, shall take full account of the Joint Venture's liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the fair market value thereof and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

                         (a) first, to the payment and discharge of all of the Joint Venture's debts and liabilities to creditors other than Venturers, in the order of priority provided by law;

                         (b) second, to the payment and discharge of all of the Joint Venture's debts and liabilities to Venturers, other than liabilities for distributions to which Venturers are entitled in their capacities as Venturers pursuant to
               Article 6 hereof;

                         (c) third, to the establishment of any reserves that may reasonably be deemed necessary by the Managing Venturer to meet any contingent or unforeseen liabilities or obligations of the Joint Venture not covered by insurance. Any such reserve shall be deposited in a bank or other financial institution. All or any portion of such reserve no longer needed for the purpose for which it was established shall be distributed as promptly as practicable in accordance with Section 13.3(d) or 13.3(e), as appropriate;

                         (d) fourth, to the Venturers in accordance with the positive balances in their respective Capital Accounts; and

                         (e) fifth, to the Venturers in accordance with their respective Interests.

               The Managing Venturer shall not receive any compensation for any services performed pursuant to this Section 13.3 but shall be entitled to reimbursement for all out-of-pocket costs and expenses reasonably incurred in connection therewith.

               Any gains or losses on the disposition of assets of the Joint Venture in the process of liquidation shall be credited or charged to the Venturers in accordance with Article 5 hereof. Any property distributed in kind in the liquidation shall be valued by agreement of the Venturers and the Capital Accounts of the Venturers shall be adjusted to reflect the amount of Profits or Losses that would have been recognized by the Joint Venture had such property been sold for such value immediately before such distribution.

               In the event that any Venturer has a negative balance in its Capital Account after the liquidation of all of the Joint Venture's assets, such Venturer shall contribute to the Joint Venture cash in an amount sufficient to eliminate such negative balance.

               Section 13.4 Notice of Dissolution. Upon the occurrence of an event of dissolution described in Section 13.1, if the business of the Joint Venture is not continued by the remaining Venturers pursuant to Section 13.2, the Managing Venturer shall, within 30 days thereafter (i) provide written notice thereof to each of the Venturers and to all other persons with whom the Joint Venture regularly conducts business (as determined in the discretion of the Managing Venturer) and (ii) publish notice of such dissolution in a newspaper of general circulation in each place in which the Joint Venture conducts business.

                                     ARTICLE 14

                              MISCELLANEOUS PROVISIONS

               Section 14.1   Waiver  of  Partition  and  Covenant  not  to
          Withdraw. Each Venturer covenants and agrees that the Venturers have entered into this Agreement based on the mutual expectation that both Venturers will continue as Venturers and carry out the duties and obligations undertaken by them hereunder and, except as otherwise expressly required or permitted by this Agreement or approved by each of the Venturers, each Venturer covenants and agrees not to (i) take any action to require partition or to compel any sale with respect to its Interest, (ii) take any action to file a certificate of dissolution or its equivalent with respect to itself, (iii) take any action that would cause an Event of Bankruptcy of such Venturer, (iv) withdraw or resign, or attempt to do so, from the Joint Venture, (v) exercise any power under the Act to dissolve the Joint Venture, (vi) transfer all or any portion of its Interest, (vii) petition for judicial dissolution of the Joint Venture or (viii) demand a return of its capital contributions. Upon any breach of this Section 14.1 by any Venturer, the other Venturer (in addition to all rights and remedies it may have under this Agreement, at law or in equity) shall be entitled to a decree or order from a court of competent jurisdiction restraining and enjoining such application, action or proceeding.

               Section 14.2 Notices. Unless otherwise provided herein, all notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally to the party to whom notice is given, on the next business day if sent by confirmed facsimile transmission or on the date of actual delivery if sent by overnight commercial courier or by first-class mail, registered or certified, with postage prepaid and properly addressed to the party at its address set forth below, or at any other address that any party may from time to time designate by written notice to the others:

               If to MR Sub or MRI:

                              MRGS Corp.
                              c/o Mirage Resorts, Incorporated
                              3400 Las Vegas Boulevard South
                              Las Vegas, Nevada  89109
                              Attention:  General Counsel
                              Facsimile:  (702) 791-5787

               If to Gold Strike:

                              Gold Strike L.V.
                              P.O. Box 19278
                              Jean, Nevada 89019
                              Attention:  Glenn Schaeffer
                              Facsimile:   (702) 874-1056

               Section 14.3 Amendments. The provisions of this Agreement may not be waived, amended or repealed, in whole or in part, except with the written consent of each of the Venturers and, with respect to Section 14.20, 14.21, 14.22, 14.23, 14.24 or
          14.25 hereof, the written consent of MRI.

               Section 14.4 Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, transferees and assigns.

               Section 14.5 Time. Time is of the essence with respect to this Agreement.

               Section 14.6 Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

               Section 14.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               Section 14.8   Attorneys'  Fees.   Should  any   action   or
          proceeding be commenced (including without limitation any proceeding in bankruptcy) by or against the Joint Venture or a Venturer to enforce any of the terms of this Agreement or that in any other way pertains to Joint Venture affairs or this Agreement, the prevailing party in such action or proceeding (as determined by the presiding official(s)) shall be entitled to receive from the opposing party or parties the prevailing party's reasonable costs and attorneys' fees incurred in investigating, prosecuting, defending or appearing in any such action or proceeding.

               Section 14.9 Entire Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between the Venturers. This Agreement supersedes all prior negotiations and agreements of the parties, written or oral, with respect to the subject matter hereof, including without limitation that certain letter of intent dated May 10, 1994, as subsequently amended.

               Section 14.10 Further Assurances. Each Venturer agrees to perform any further acts and execute, acknowledge and deliver any documents or instruments which may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

               Section 14.11 Headings. Article and section headings contained in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or have any binding legal effect.

               Section 14.12 Exhibits. Each of the Exhibits referred to herein and attached hereto is hereby incorporated by reference and made a part hereof for all purposes. Unless the context otherwise expressly requires, any reference to "this Agreement" shall mean and include all such Exhibits.

               Section 14.13 Approvals and Consents. Whenever the approval or consent of a Venturer is required by this Agreement, such Venturer shall have the right to give or withhold such approval or consent in its sole discretion, unless otherwise expressly provided herein.

               Section 14.14 Estoppels. Each Venturer shall, upon the written request of the other Venturer, promptly execute and deliver to the other Venturer a statement certifying that this Agreement is unmodified and in full force and effect (or, if modified, the nature of the modification) and whether or not there are, to such Venturer's knowledge, any uncured defaults on the part of the other Venturer, specifying such defaults if any exist. Any such statement may be relied upon by third parties.

               Section 14.15 Compliance with Laws. Each Venturer shall at all times act in accordance with all applicable laws and regulations and shall indemnify and hold harmless the other Venturer from and against any and all claims, losses, damages and liabilities, including reasonable attorneys' fees which shall be reimbursed as incurred, arising out of or relating to any breach of such laws or regulations.

               Section 14.16 Remedies Cumulative. Each right, power and remedy provided for in this Agreement or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or now or hereafter existing at law, in equity, by statute or otherwise, and the exercise by any party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by such party of any or all of such other rights, powers or remedies.

               Section 14.17 Waiver. No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance of obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party. Failure on the part of any party to complain of any act or failure to act by any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by any party of its rights under this Agreement.

               Section 14.18 Gaming Licensing Matters. The Venturers shall provide all reasonable cooperation with any investigation by any gaming authority having jurisdiction over any Venturer or any Affiliate of any Venturer. Each Venturer shall cause any transferee of any portion of its Interest likewise to so cooperate. Each Venturer agrees that it shall not take any action or omit to take any action that would have the effect of adversely affecting any gaming license, approval or permit held by any Venturer. Each Venturer acknowledges that monetary damages alone would not be adequate compensation for a breach of this Section 14.18 and the Venturers agree that a non-breaching Venturer shall be entitled to seek a decree or order from a court of competent jurisdiction for specific performance to restrain a breach or threatened breach of this Section 14.18 or to require compliance by a Venturer with this Section 14.18.

               Section 14.19    Liquidated  Damages.    The  provisions  of
          Section 3.5 hereof, which in certain circumstances could result in the reduction of a Venturer's Interest, constitute an agreement by the Venturers upon a liquidated amount as to the damages sustained by the other Venturer upon the failure of a Venturer to contribute to the capital of the Joint Venture. Each Venturer acknowledges that the amount of damages sustained by the Venturers in the event of such a failure is not readily ascertainable and that the provisions of Section 3.5 hereof establishing such liquidated amount are reasonable under the circumstances existing at the time of the execution of this
          Agreement and, to the extent permitted by law, each Venturer waives any and all rights of any nature whatsoever to challenge the reasonableness of such provisions as of the date of this Agreement. In the event that the non-defaulting Venturer contributes the full amount of capital that the defaulting Venturer shall have failed to contribute, the reduction in the defaulting Venturer's Interest shall be the sole measure of damages resulting from the occurrence of such a failure. If the non-defaulting Venturer does not contribute the full amount of the deficit, the Joint Venture and the non-defaulting Venturer shall have all other rights and remedies that may be available under this Agreement, at law or in equity against the defaulting Venturer with respect to the portion of the deficit not contributed by the non-defaulting Venturer.

               Section 14.20 Roll-up of MR Sub Interest. In the event that Gold Strike or an entity controlled by the owners of Gold Strike determines to make an initial public equity offering, Gold Strike shall consider allowing MR Sub the opportunity to contribute its Interest in the Joint Venture to such entity immediately prior to the public offering in exchange for the issuance of equity interests in such entity to MR Sub, but Gold Strike shall have no obligation to do so.

               Section 14.21   Transportation  System.   The  Joint Venture
          and MRI shall cooperate to develop a themed transportation system between the Facility and the adjacent property owned by an Affiliate of MRI at the intersection of Las Vegas Boulevard South and Flamingo Road. Such transportation system may include a pre-loading station for customers at or near such intersection. Any new luxury hotel-casino resort which may be constructed by MRI or its Affiliate at the intersection of Las Vegas Boulevard South and Flamingo Road shall incorporate such permanent themed transportation system between the Facility and such new hotel-casino resort, the costs of which shall be borne equally by MRI and the Joint Venture.

               Section 14.22 Vehicular Access. The Joint Venture and MRI shall cooperate with each other to develop a master plan of vehicular access between the Property, the adjacent property owned by an Affiliate of MRI and adjacent public streets. MRI shall consider providing the Joint Venture with shared access to any future extension of Harmon Avenue, but shall have no obligation to do so.

               Section 14.23 Off-Site Improvements. MRI shall consider allowing the Joint Venture to make temporary improvements to the property owned by an Affiliate of MRI adjacent to the Property in order to enhance the appearance or logistics of the Facility, but shall have no obligation to do so.

               Section 14.24 The Mirage Golf Club. MRI and the Joint Venture shall cooperate to allow MRI or its Affiliate to continue operating The Mirage Golf Club as long as possible, at MRI's sole cost and expense and for MRI's sole benefit. As long as The Mirage Golf Club remains open to the public, the current owners of Gold Strike shall be afforded complimentary playing privileges for themselves and up to one guest accompanying such owner at The Mirage Golf Club, other than during special events and other restricted periods specified by MRI. Notwithstanding that an Affiliate of MRI continues to operate The Mirage Golf Club on a portion of the Property, upon the transfer and conveyance of the Property to the Joint Venture the Joint Venture shall immediately become and shall thereafter remain responsible for all real estate taxes and other expenses not specifically associated with the operations of The Mirage Golf Club.

               Section 14.25 Recreational Lake. If MRI or an Affiliate develops a recreational lake on its property adjacent to the Property, MRI will consider extending the recreational lake to the vicinity of the Property, but shall have no obligation to do so.

               IN WITNESS WHEREOF, the parties have executed this Joint Venture Agreement as of the date first above written.

                                   MRGS CORP., a Nevada corporation


                                   By:  DANIEL R. LEE
                                        ___________________________________
                                        Daniel R. Lee
                                        Chief Financial Officer


                                   GOLD  STRIKE  L.V.,  a  Nevada   general
                                   partnership

                                   By:  M.S.E. Investments, Inc., a  Nevada
                                        corporation

                                   Title:    General Partner


                                   By:       MICHAEL S. ENSIGN
                                             ______________________________
                                             Michael S. Ensign
                                             President

               The undersigned is executing this Joint Venture Agreement solely with respect to Sections 14.20, 14.21, 14.22, 14.23, 14.24 and 14.25, but by virtue of such execution shall not be deemed to be a Venturer or otherwise a party to this Joint Venture Agreement.

                                   MIRAGE RESORTS, INCORPORATED,
                                   a Nevada corporation

                                   By:  DANIEL R. LEE
                                        ___________________________________
                                        Daniel R. Lee
                                        Chief Financial Officer